EXHIBIT 10.17

SIXTH AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS SIXTH AMENDMENT (this “Amendment”), dated as of August 13, 2004, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (the “Purchaser”), and GARDENBURGER, INC., an Oregon corporation (the “Company”).

WHEREAS, the parties hereto have entered into the Note Purchase Agreement, dated as of March 27, 1998 (as amended, modified or restated from time to time, the “Agreement”), a First Amendment to Note Purchase Agreement dated as of December 23, 1999 (the “First Amendment”), a Second Amendment to Note Purchase Agreement dated as of January 10, 2002 (the “Second Amendment”), a Third Amendment to Note Purchase Agreement dated as of September 20, 2002 (the “Third Amendment”), and a Fourth Amendment to Note Purchase Agreement dated as of December 31, 2002 (the “Fourth Amendment”), and a Fifth Amendment to Note Purchase Agreement dated as of December 29, 2003 (the “Fifth Amendment”); unless otherwise defined herein, all capitalized terms used herein (including the recitals) shall have the meanings assigned to such terms in the Agreement, as amended by the First, Second, Third, Fourth and Fifth Amendments and hereby;

WHEREAS, the Company has entered into a Revolving Credit and Term Loan Agreement dated as of January 10, 2002, with CapitalSource Finance LLC as a lender and as agent (“CapitalSource”);

WHEREAS, the Company and CapitalSource are contemporaneously entering into a Sixth Amendment to Revolving Credit and Term Loan Agreement dated as of August    , 2004, in substantially the form attached hereto as Exhibit A (the “CapitalSource Sixth Amendment”); and

WHEREAS, the Company has requested the Purchaser to amend the Agreement on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants contained herein, the parties hereto agree as follows:

1.     Amendments.  Effective as of August    , 2004, subject to the conditions herein, the Agreement is amended as follows:

(a)   The financial covenant contained in subparagraph 2D(b)(iii) of the Agreement as amended by the Second, Fourth and Fifth Amendments is hereby amended and restated in its entirety to read as follows:

“(iii)                         SENIOR FIXED CHARGE COVERAGE RATIO

The Senior Fixed Charge Coverage Ratio for each Quarterly Test Period set forth below shall be not less than the ratios specified below:

Quarterly Test Period	Amount
September 30, 2004	1.215:1.00
December 31, 2004	1.13:1.00
March 31, 2005	1.33:1.00
June 30, 2005	1.41:1.00”

(b)   The financial covenant contained in subparagraph 2D(b)(v) of the Agreement as amended by the Second, Fourth and Fifth Amendments is hereby amended and restated in its entirety to read as follows:

“(v)                           CAPITAL EXPENDITURES

The Company shall not permit its Capital Expenditures in the aggregate to exceed (i) $1,600,000 for the fiscal year ending on September 30, 2004,  and (ii) $1,200,000 for each fiscal year ending on or after September 30, 2005.”

2.     Conditions.  This Amendment shall be subject to satisfaction of the following conditions precedent, after giving effect to this Amendment, including the waivers contained in Section 3 below:  (a) the Company shall have delivered to the Purchaser an executed original copy of this Amendment and each other agreement, document or instrument reasonably requested by the Purchaser in connection with this Amendment; and (b) CapitalSource and the Company shall have executed the CapitalSource Sixth Amendment.

3.     Waivers.  The Purchaser hereby acknowledges that, as of June 30, 2004, the Company has been in breach of one or more financial covenants contained in subparagraph 2(D)(b) of the Agreement, and hereby waives all such breaches and noncompliance by the Company with subparagraph 2(D)(b) occurring prior to the date of this Amendment.  This waiver does not apply to any breach or Event of Default under the Agreement or the Convertible Notes to the extent it comes into or continues in existence on or after the date of this Amendment.

4.     Ratification of Agreement.

(a)   To induce the Purchaser to enter into this Amendment, the Company represents and warrants that, after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct, and complete in all material respects on and as of the date hereof except as (i) reflected in any schedule to the Senior Credit Agreement, (ii) disclosed in the Company’s reports filed with the Securities and Exchange Commission, or (iii) disclosed to Purchaser’s representative on the Board during a meeting of the Board, and except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct, and complete in all material respects on and as of such earlier date.

(b)   Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

5.     Consent to CapitalSource Sixth Amendment.  The Purchaser consents to the execution and delivery by the Company of the CapitalSource Sixth Amendment and affirms that the provisions of the CapitalSource Sixth Amendment do not constitute a breach or Event of Default under the Agreement or the Convertible Notes.

6.     Binding on Successors and Assigns.  All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.  Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

7.     Further Assurances.  Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

8.     Effect of Amendment.  To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

9.     Expenses.  All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of the Purchaser’s counsel, will be paid by the Company.

10.   Governing Law.  This Amendment shall be governed by, and shall be construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

11.   Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

By:	Dresdner Kleinwort Capital LLC
Its:	General Partner

	By:	Private Equity Employees LLC
	Its:	Managing Member

		By:	/s/ Alex Coleman

		Its:	Managing Member

GARDENBURGER, INC.

By:	/s/Scott C. Wallace
Scott C. Wallace
Its:	President and Chief Executive Officer